Exhibit 99.2

BANK ONE ISSUANCE TRUST

Asset Pool One Monthly Servicer’s Certificate

Monthly Period: August 2004

1.	Capitalized terms used in this certificate have their respective meanings set forth in the Indenture, date as May 1, 2002 and the Asset Pool the Amended and Restated Pooling and Servicing Agreement, dated as of March 28, 2002, between Bank One, Delaware, National Association One Supplement, dated as May 1, 2002 each between Bank One Issuance Trust and Wells Fargo Bank, National Association, and and The Bank of New York (Delaware).

2.	Bank One, Delaware National Association is, as of the date hereof, the Transferor, Servicer and Administrator under the Transfer and Servicing Agreement.

3.	The undersigned is a Servicing Officer.

4.	Collateral of Asset Pool One as of the last day of the related Monthly Period.

	Collateral Certificates		20,000,000,000.00
	Principal Receivables		4,929,253,989.71
	Excess Funding Amount		0.00

	TOTAL		24,929,253,989.71

5a.	The Nominal Liquidation Amount of Asset Pool One notes as of the last day of the related Monthly Period.

	ONEseries		23,715,000,000.00

	TOTAL		23,715,000,000.00

5b.	Asset Pool One Transferor Amount as of the last day of the related Monthly Period		1,214,253,989.71

5c.	Asset Pool One Required Transferor Amount for the related Monthly Period		197,170,159.59

6a.	The aggregate amount of Collections of Principal Receivables received by Asset Pool One for the related Monthly Period.		4,971,963,187.10

6b.	The aggregate amount of Collections of Principal Receivables allocated pursuant to Section 3.3 of the Asset Pool One Supplement for the related Monthly Period

	ONEseries	94.97%	4,721,964,776.95

	TOTAL	94.97%	4,721,964,776.95

7a.	The aggregate amount of Collections of Finance Charge Receivables received by Asset Pool One for the related Monthly Period.		345,443,908.09

7b.	The aggregate amount of Collections of Finance Charge Receivables allocated pursuant to subsection 3.2(a) of the Asset Pool One Supplement for the related Monthly Period

	ONEseries	94.97%	328,074,425.54

	TOTAL	94.97%	328,074,425.54

8a.	The Asset Pool One Servicing Fee for the related Monthly Period.		31,213,200.58

8b.	The Asset Pool One Servicing Fee allocated to each Series pursuant to subsection 3.4(b) of the

	Asset Pool One Supplement for the related Monthly Period

	ONEseries	94.97%	29,643,750.00

	TOTAL	94.97%	29,643,750.00

9a.	The Asset Pool One Default Amount for the related Monthly Period		109,268,202.84

9b.	The Asset Pool One Default Amount allocated to each Series pursuant to subsection 3.2(b) of the Asset Pool One Supplement for the related Monthly Period.

	ONEseries	94.97%	103,774,019.56

	TOTAL	94.97%	103,774,019.56

10.	The percentage of outstanding balances in Asset Pool One that were delinquent as of the end of the day of the last day of the related Monthly Period
	30-59 days		1.14%
	60-89 days		0.80%
	90-119 days		0.63%
	120-149 days		0.52%
	150-179 days		0.48%

	TOTAL		3.57%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate on this date September 13, 2004.

BANK ONE, DELAWARE, National Association as Servicer

By:	/s/ David A Penkrot
David A Penkrot
Senior Vice President